UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Approval of Amended and Restated 2003 Stock Incentive Plan

On November 9, 2005, the stockholders of Provide Commerce, Inc. (the “Company”) approved the proposed Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”), as described in the Company’s proxy statement, which was filed with the Securities and Exchange Commission on October 7, 2005 (the “Proxy”). Initially, and identical to the prior 2003 Stock Incentive Plan, the number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2003 Plan shall not exceed, in the aggregate, 4,608,375 shares. In addition, and identical to the prior 2003 Stock Incentive Plan, the number of shares reserved for issuance pursuant to awards under the 2003 Plan will be automatically increased on each January 1 during the term of the 2003 Plan, beginning on January 1, 2006. The annual increase in the number of shares shall be equal to the lesser of: (i) 3% of the Company’s outstanding capital stock on the last trading day in December of the immediately preceding calendar year; (ii) 625,000 shares; or (iii) an amount determined by the Company’s board of directors. The 2003 Plan provides that the Company’s compensation committee may grant or issue stock options, restricted stock, restricted stock units, dividend equivalents and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. The form of stock option agreement, form of early exercise stock option agreement for automatic grants to non-employee directors and form of restricted stock agreement to be used in connection with awards under the 2003 plan are attached hereto as Exhibit 10.41, 10.42 and 10.43, respectively.

The 2003 Plan was filed as Annex A to the Proxy. The forgoing summary is qualified by reference to the 2003 Plan, which is incorporated herein by reference.

Effectiveness of the Company’s Director Compensation Policy

The Company’s director compensation policy, which was previously adopted by the Company’s board of directors, became effective as of November 9, 2005 upon the approval by the Company’s stockholders of the 2003 Plan. Pursuant to the Company’s director compensation policy, the Company will pay Joel Citron, the chairman of the Company’s board of directors, an annual retainer and fixed reimbursement compensation of $138,000 to serve as the chairman of the Company’s board of directors, which includes all expenses incurred by Mr. Citron on the Company’s behalf except for airfare, transportation and hotels for which the Company separately reimburses Mr. Citron.

In addition, effective as of November 9, 2005, pursuant to the Company’s director compensation policy, the Company will pay its non-employee board members the following fees related to their service on its board of directors, assuming they attend at least 75% of the meetings of the Company’s board of directors or the committees on which they are members:

•	annual retainer of $25,000;

•	per committee meeting $1,250;

•	annual retainer for serving as nominating committee chairman of $5,000;

•	annual retainer for serving as compensation committee chairman of $6,250; and

•	annual retainer for serving as audit and corporate governance committee chairman of $7,500.

In the event that a non-employee board member attends less than 75% of such meetings, the board member would receive 50% of the cash compensation he or she would otherwise receive. Mr. Citron has indicated that he will decline these payments. The Company also promptly reimburses its non-employee directors for reasonable expenses incurred to attend meetings of the Company’s board of directors or its committees. The Company does not currently pay its employee director, William Strauss, cash compensation for his service as a member of the Company’s board of directors, but it does reimburse him for the reasonable expenses of attending meetings of the board of directors or committees.

Moreover, under the director compensation policy, each individual who first becomes a non-employee director at any time following the date of the 2005 annual meeting will receive an automatic option grant to purchase 6,000 shares of the

Company’s common stock and 4,000 shares of restricted stock on the date such individual joins the Company’s board of directors, provided that such individual has not been in the Company’s prior employ. Further, on the date of each annual stockholders meeting, commencing with the 2005 annual meeting held on November 9, 2005, each non-employee director will receive an automatic option grant to purchase 4,000 shares of our common stock and 2,000 shares of restricted stock. Also, on the date of each annual stockholders meeting, commencing with the 2005 annual meeting, the chairman of the Company’s board of directors will receive an automatic option grant to purchase 8,000 shares of our common stock and 4,000 shares of restricted stock. Options granted to the Company’s non-employee directors will have a ten year term and are immediately exercisable, subject to a repurchase right held by the Company, which right lapses in accordance with the vesting schedule for the option. Restricted stock granted to a non-employee director will be subject to the Company’s right to repurchase any unvested shares upon the non-employee director’s termination of membership on our board of directors. Initial awards granted to non-employee directors become vested in four annual installments of 1/4 of the shares subject to such award on each of the annual anniversaries of the date of the initial award, subject to a director’s continuing service on our board of directors through such dates. Annual awards granted to non-employee directors become vested in twelve monthly installments of 1/12 of the shares subject to such annual award on each of the monthly anniversaries of the date of the annual award, subject to a director’s continuing service on our board of directors through such dates. In the event of a change in control while a non-employee director is still serving as a member of our board of directors, or in the event of a non-employee director’s termination of service by reason of his or her death or disability, all shares subject to his or her options granted pursuant to the director compensation policy shall vest and/or be released from the repurchase option immediately prior to such change in control or termination of service, as applicable. Any vested but unexercised options will be exercisable for a period of 12 months following the cessation of the non-employee director’s board service.

The director compensation policy is attached hereto as Exhibit 10.44. The forgoing summary is qualified by reference to the director compensation policy, which is incorporated herein by reference.

Awards to Executive Officers Under the 2003 Plan

On November 11, 2005, the compensation committee of the Company’s board of directors approved grants of restricted stock awards to William Strauss, the chief executive officer of the Company, and Abraham Wynperle, the chief operating officer and president of the Company, at a purchase price of $0.001 per share under the 2003 Plan. These awards are listed in the table below. The terms of the restricted stock awards are described in the 2003 Plan, as described above, and in the form of restricted stock agreement, which is attached hereto as Exhibit 10.43 and is incorporated herein by reference.

Name	Title	Number of Shares
William Strauss	Chief Executive Officer	20,000
Abraham Wynperle	Chief Operating Officer and President	10,000

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Exhibits

Exhibit No.	Description

10.41	Form of Stock Option Grant Notice and Stock Option Agreement

10.42	Form of Director Early Exercise Stock Option Grant Notice and Stock Option Agreement

10.43	Form of Restricted Stock Award Grant Notice and Restricted Stock Agreement

10.44	Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: November 15, 2005	By:	/s/ Blake T. Bilstad
Blake T. Bilstad
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.41	Form of Stock Option Grant Notice and Stock Option Agreement

10.42	Form of Director Early Exercise Stock Option Grant Notice and Stock Option Agreement

10.43	Form of Restricted Stock Award Grant Notice and Restricted Stock Agreement

10.44	Director Compensation Policy